Exhibit 99.1

AMNEAL REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS
‒ Q1 2026 Net Revenue of $723 million; GAAP Net Income of $62 million; Diluted Income per Share of $0.19 ‒
‒ Adjusted EBITDA of $202 million; Adjusted Diluted EPS of $0.27 ‒
‒ No Change from Preliminary Results Previously Announced on April 22, 2026 ‒
‒ Affirms Previously Announced Increase in 2026 Full Year Guidance ‒

BRIDGEWATER, NJ, May 7, 2026 - Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”) today announced its results for the first quarter ended March 31, 2026.

“Amneal delivered a very strong start to 2026, reflecting the strength of our diversified business and multiple growth drivers across the portfolio. Our Specialty business continues to perform exceptionally well, led by CREXONT® and the recent launch of BREKIYA® autoinjector, alongside a strong cadence of key launches in Affordable Medicines. We are entering the Kashiv transaction from a position of strength, at a time when we see an extended period of accelerated growth ahead with no shortage of opportunities across our core businesses. Combined with our very strong first quarter results, we are pleased to affirm our previously announced increase in our full year 2026 guidance,” said Chirag and Chintu Patel, Co-Founders and Co-Chief Executive Officers of Amneal.

First Quarter 2026 Results
Net revenue in the first quarter of 2026 was $723 million, an increase of 4% compared to $695 million in the first quarter of 2025. Specialty net revenue increased 23%, driven by key branded products, including CREXONT®, BREKIYA® autoinjector, and UNITHROID®. Affordable Medicines net revenue increased 2%, driven by strong performance of our complex portfolio, including women’s health and ADHD medicines. AvKARE net revenue declined 4% as growth in the government channel was offset by a decline in the low margin distribution channel. This continued portfolio shift drove a 750 basis point and 510 basis point increase in gross margin and adjusted gross margin, respectively, in the first quarter of 2026, compared to the prior year.

Net income attributable to Amneal Pharmaceuticals, Inc. was $62 million in the first quarter of 2026 compared to net income of $12 million in the first quarter of 2025, an increase of 411%, reflecting higher revenue and gross profit.

Adjusted EBITDA in the first quarter of 2026 was $202 million, an increase of 19% compared to the first quarter of 2025, reflecting higher revenue and gross profit.

Diluted income per share in the first quarter of 2026 was $0.19 compared to diluted income per share of $0.04 for the first quarter of 2025, an increase of 375%, due to the aforementioned factors. Adjusted diluted earnings per share in the first quarter of 2026 was $0.27, an increase of 29% compared to $0.21 for the first quarter of 2025.

The Company presents GAAP and adjusted (non-GAAP) quarterly results. Please refer to the “Non-GAAP Financial Measures” section and the accompanying GAAP to non-GAAP reconciliation tables for more information.
Affirming Previously Announced (on April 22, 2026) Increased 2026 Full Year Guidance

Net revenue	$3.05 billion - $3.15 billion
Adjusted EBITDA (1)	$740 million - $770 million
Adjusted diluted EPS (2)	$0.95 - $1.05
Operating cash flow (3)	$350 million - $400 million
Operating cash flow, excluding discrete items (4)	$375 million - $425 million
Capital expenditures (5)	~$110 million
(1)Includes 100% of adjusted EBITDA from AvKARE. See also “Non-GAAP Financial Measures” below.
(2)Accounts for 35% non-controlling interest in AvKARE. Assumes approximately 330 million weighted-average diluted shares outstanding for the year ending December 31, 2026.
(3)Represents cash provided by operating activities.
(4)Excludes discrete items such as legal settlement payments.

(5)Reflects estimated capital expenditures, net of expected contributions from an alliance party.

Amneal’s 2026 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

About Amneal
Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, New Jersey, is a diversified, global biopharmaceutical leader focused on expanding access to affordable and innovative medicines. Amneal was founded in 2002 by brothers and co-CEOs Chirag and Chintu Patel, and built on the belief that innovation only matters if it’s accessible. Today, Amneal has a diverse and growing portfolio of approximately 300 complex generic, specialty and biosimilar medicines, delivering more than 160 million prescriptions annually, primarily in the United States. Our Affordable Medicines segment spans retail generics, injectables, and biosimilars. Our Specialty segment provides branded treatments in neurology, including Parkinson’s disease and migraine, and endocrinology. Our AvKARE segment distributes pharmaceuticals and medical products to U.S. federal, retail, and institutional customers. For additional information, please visit amneal.com and follow us on LinkedIn.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; expected or estimated operating results and financial performance; statements regarding our positioning and potential growth, statements regarding our ability to create long-term value, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: risks related to our proposed transaction to acquire membership interests of Kashiv BioSciences, LLC (“Kashiv”), our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; the impact of illegal distribution and sale by third parties of counterfeit versions of our products or stolen products; the impact of negative market perceptions of us and the safety and quality of our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; the impact of supply chain disruption; the imposition of tariffs may adversely affect our business, results of operations and financial condition; a U.S. government shutdown could adversely impact our regulatory, operational and financial performance; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents, and risks associated with artificial intelligence; the impact of a prolonged business interruption within our supply chain; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to government contracting, healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements and review processes; the impact of healthcare reform and changes in coverage and reimbursement levels and funding by governmental authorities and other third-party payers; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; our dependence on third-party agreements for a portion of our product offerings; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; the impact of global economic, political or other catastrophic events; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A common stock by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted EPS, adjusted gross margin, adjusted operating income, net debt, gross leverage, and net leverage, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations, cash flows, net leverage and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.
Contact
Anthony DiMeo
VP, Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Net revenue	$722,519	$695,420
Cost of goods sold	402,406	439,529
Gross profit	320,113	255,891
Selling, general and administrative	138,860	118,288
Research and development	38,383	40,040
Intellectual property legal development expenses	1,542	1,767
Acquisition costs	5,153	—
Restructuring and other charges	650	571
Charges related to legal matters, net	694	—
Other operating income	(6,941)	(5,122)
Operating income	141,772	100,347
Other (expense) income:
Interest expense, net	(53,361)	(56,939)
Foreign exchange (loss) gain, net	(7,800)	4,247
Loss on refinancing	(3,510)	—
Decrease (increase) in tax receivable agreement liability	2,333	(10,687)
Other income, net	742	518
Total other expense, net	(61,596)	(62,861)
Income before income taxes	80,176	37,486
Provision for income taxes	2,176	12,868
Net income	78,000	24,618
Less: Net income attributable to non-controlling interests	(15,744)	(12,423)
Net income attributable to Amneal Pharmaceuticals, Inc.	$62,256	$12,195

Net income per share attributable to Amneal Pharmaceuticals, Inc.’s Class A common stockholders:
Basic	$0.20	$0.04
Diluted	$0.19	$0.04
Weighted-average common shares outstanding:
Basic	316,023	311,054
Diluted	328,933	323,961

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited; in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$197,656	$282,029
Restricted cash	4,174	28,842
Trade accounts receivable, net	850,860	895,143
Inventories	641,618	606,302
Prepaid expenses and other current assets	103,091	98,395
Related party receivables	508	470
Total current assets	1,797,907	1,911,181
Property, plant and equipment, net	444,607	442,950
Goodwill	593,800	595,470
Intangible assets, net	534,869	563,498
Operating lease right-of-use assets	46,748	38,832
Operating lease right-of-use assets - related party	14,473	15,216
Financing lease right-of-use assets	52,934	53,328
Other assets	54,880	57,805
Total assets	$3,540,218	$3,678,280
Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable and accrued expenses	$662,975	$761,316
Current portion of liabilities for legal matters	10,550	43,256
Current portion of long-term debt, net	6,200	6,761
Current portion of operating lease liabilities	8,922	8,668
Current portion of operating lease liabilities - related party	2,830	2,705
Current portion of financing lease liabilities	3,533	3,442
Related party payables - short term	33,039	55,485
Total current liabilities	728,049	881,633
Long-term debt, net	2,565,558	2,565,115
Operating lease liabilities	41,101	33,233
Operating lease liabilities - related party	13,467	14,195
Financing lease liabilities	54,876	54,927
Related party payables - long term	456	19,132
Liabilities for legal matters - long term	70,021	71,819
Other long-term liabilities	26,747	32,263
Total long-term liabilities	2,772,226	2,790,684
Redeemable non-controlling interests	85,912	77,292
Total stockholders’ deficiency	(45,969)	(71,329)
Total liabilities and stockholders’ deficiency	$3,540,218	$3,678,280

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(unaudited; in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$78,000	$24,618
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	43,191	60,159
Unrealized foreign currency loss (gain)	8,215	(3,596)
Amortization of debt issuance costs and discount	3,890	6,811
Reclassification of cash flow hedge	2,878	(6,444)
Loss on refinancing	3,510	—
Stock-based compensation	8,816	7,258
Inventory provision	13,353	23,669
Other operating charges and credits, net	1,486	1,313
Changes in assets and liabilities:
Trade accounts receivable, net	44,013	21,148
Inventories	(54,959)	(13,263)
Prepaid expenses, other current assets and other assets	(13,400)	(513)
Related party receivables	(56)	(2)
Accounts payable, accrued expenses and other liabilities	(124,578)	(112,626)
Related party payables	(41,102)	(1,124)
Net cash (used in) provided by operating activities	(26,743)	7,408
Cash flows from investing activities:
Purchases of property, plant and equipment	(8,175)	(13,162)
Acquisition of intangible assets	(7,850)	(4,200)
Deposits for future acquisition of property, plant and equipment	(5,685)	(960)
Proceeds from sale of property, plant and equipment	—	524
Net cash used in investing activities	(21,710)	(17,798)
Cash flows from financing activities:
Payments of principal on debt, revolving credit facilities, financing leases and other	(140,842)	(235,528)
Proceeds from issuance of debt	134,673	—
Payments of deferred financing and refinancing costs	(1,982)	—
Borrowings on revolving credit facilities	—	218,000
Proceeds from exercise of stock options	38	69
Employee payroll tax withholding on restricted stock unit vesting	(44,305)	(21,639)
Tax and other distributions to non-controlling interests	(7,147)	(68)
Proceeds from alliance party	510	—
Net cash used in financing activities	(59,055)	(39,166)
Effect of foreign exchange rate on cash	(1,023)	(470)
Net decrease in cash, cash equivalents, and restricted cash	(108,531)	(50,026)
Cash, cash equivalents, and restricted cash - beginning of period	312,939	118,420
Cash, cash equivalents, and restricted cash - end of period	$204,408	$68,394
Cash and cash equivalents - end of period	$197,656	$59,187
Restricted cash - end of period	4,174	6,583
Long-term restricted cash included in other assets - end of period	2,578	2,624
Cash, cash equivalents, and restricted cash - end of period	$204,408	$68,394

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, in thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025
Net income	$78,000	$24,618	$127,933
Adjusted to add:
Interest expense, net	53,361	56,939	241,091
Provision for income taxes	2,176	12,868	11,276
Depreciation and amortization	43,191	60,159	223,572
EBITDA (Non-GAAP)	$176,728	$154,584	$603,872
Adjusted to add (deduct):
Stock-based compensation expense	8,816	7,128	31,823
Acquisition, site closure, and idle facility expenses (1)	5,682	1,241	5,301
Restructuring and other charges	499	571	4,208
Loss on refinancing (2)	3,510	—	31,365
Charges (credit) related to legal matters, net (3)	694	—	(390)
Asset impairment charges (4)	—	68	23,022
Foreign exchange loss (gain)	7,800	(4,247)	(7,635)
(Decrease) increase in tax receivable agreement liability	(2,333)	10,687	6,588
Other (5)	614	(54)	(9,739)
Adjusted EBITDA (Non-GAAP)	$202,010	$169,978	$688,415

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Calculation of Net Debt and Net Leverage

	March 31, 2026	December 31, 2025
Term Loan Due 2032	$2,089,500	$2,094,750
Senior Notes Due 2032	600,000	600,000
Gross debt (6)	$2,689,500	$2,694,750
Less: Cash and cash equivalents	197,656	282,029
Net debt (Non-GAAP) (7)	$2,491,844	$2,412,721

	Adjusted EBITDA (Non-GAAP)	Adjusted EBITDA (Non-GAAP)
Year ended December 31, 2025	$688,415	$688,415
Less: Three months ended March 31, 2025	169,978
Add: Three months ended March 31, 2026	202,010
Last twelve months ended March 31, 2026	$720,447

	Last Twelve Months Ended March 31, 2026	Year Ended December 31, 2025
Gross leverage (Non-GAAP) (8)	3.7x	3.9x

Net leverage (Non-GAAP) (9)	3.5x	3.5x

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited; in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Calculation of Adjusted Diluted Earnings Per Share

	Three Months Ended March 31,
	2026	2025
Net income	$78,000	$24,618
Adjusted to add (deduct):
Non-cash interest	6,737	334
GAAP provision for income taxes	2,176	12,868
Amortization	29,021	44,274
Stock-based compensation expense	8,816	7,128
Acquisition, site closure, and idle facility expenses (1)	5,682	1,227
Restructuring and other charges	499	571
Loss on refinancing	3,510	—
Charges related to legal matters, including interest, net (3)	1,450	—
Asset impairment charges	—	68
(Decrease) increase in tax receivable agreement liability	(2,333)	10,687
Other	614	(44)
Provision for income taxes (10)	(28,755)	(22,765)
Net income attributable to non-controlling interests	(15,744)	(12,423)
Adjusted net income (Non-GAAP)	$89,673	$66,543
Weighted average diluted shares outstanding (Non-GAAP) (11)	328,933	323,961
Diluted earnings per share (GAAP)	$0.19	$0.04
Adjusted diluted earnings per share (Non-GAAP)	$0.27	$0.21

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Non-GAAP Reconciliations
(1)Acquisition, site closure, and idle facility expenses for the three months ended March 31, 2026 primarily included acquisition costs associated with the announced agreement to acquire Kashiv BioSciences, LLC and rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three months ended March 31, 2025 and year ended December 31, 2025 primarily included costs related to a planned facility closure and rent for vacated properties.
(2)For the year ended December 31, 2025, loss on refinancing was primarily comprised of debt issuance costs associated with the portion of the Term Loan Due 2028 that was modified as part of the Company’s debt refinancing on August 1, 2025. Refer to Note 14. Debt in the Company’s 2025 Annual Report on Form 10-K for information about the Company’s debt as of December 31, 2025.
(3)For the three months ended March 31, 2026, charges related to legal matters, net were $0.7 million, primarily comprised of a $21.2 million charge associated with certain states electing a 25% cash conversion in lieu of product under the Nationwide Opioids Settlement Agreement, partially offset by a $20.8 million discount recorded on the expected settlement payments as of the agreement’s effective date. For the three months ended March 31, 2026, charges related to legal matters, including interest, net included $0.7 million of net charges primarily related to the legal matter discussed above and $0.8 million of interest expense. Refer to Note 19. Commitments and Contingencies in the Company’s 2025 Annual Report on Form 10-K for information about the Nationwide Opioids Settlement Agreement.
(4)For the year ended December 31, 2025, asset impairment charges were primarily related to a Specialty segment product right for which the Company significantly reduced the cash flow forecast after receipt of a complete response letter dated July 22, 2025 from the U.S. Food and Drug Administration regarding a supplemental new drug application.
(5)For the year ended December 31, 2025, the caption “other” primarily reflects a non-recurring, non-operating, non-cash gain.
(6)Refer to Note 14. Debt in the Company’s 2025 Annual Report on Form 10-K for additional information.
(7)Net debt was calculated as the total outstanding principal on the Company’s debt less cash and cash equivalents.
(8)Gross leverage was calculated by dividing gross debt as of March 31, 2026 and December 31, 2025 by adjusted EBITDA for the last twelve months ended March 31, 2026 and year ended December 31, 2025, respectively.
(9)Net leverage was calculated by dividing net debt as of March 31, 2026 and December 31, 2025 by adjusted EBITDA for the last twelve months ended March 31, 2026 and year ended December 31, 2025, respectively.
(10)The non-GAAP effective tax rates for the three months ended March 31, 2026 and 2025 were 24.3% and 25.5%, respectively.
(11)Weighted average diluted shares outstanding for the three months ended March 31, 2026 and 2025 consisted of fully diluted Class A common stock (inclusive of the effect of dilutive securities).

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Reconciliation of Consolidated GAAP to Non-GAAP Operating Results

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$722,519	$—	$722,519	$695,420	$—	$695,420
Cost of goods sold (1)	402,406	(28,311)	374,095	439,529	(43,515)	396,014
Gross profit	320,113	28,311	348,424	255,891	43,515	299,406
Gross margin %	44.3%		48.2%	36.8%		43.1%

Selling, general and administrative (2)	138,860	(11,281)	127,579	118,288	(9,547)	108,741
Research and development (3)	38,383	(773)	37,610	40,040	(1,480)	38,560
Intellectual property legal development expenses	1,542	—	1,542	1,767	—	1,767
Acquisition costs (4)	5,153	(5,153)	—	—	—	—
Restructuring and other charges	650	(499)	151	571	(571)	—
Charges related to legal matters, net	694	(694)	—	—	—	—
Other operating income	(6,941)	—	(6,941)	(5,122)	—	(5,122)
Operating income	$141,772	$46,711	$188,483	$100,347	$55,113	$155,460

(1)    Adjustments for the three months ended March 31, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($1.0 million and $0.9 million), amortization expense ($27.3 million and $42.5 million), and asset impairment charges (none and $0.1 million).
(2)    Adjustments for the three months ended March 31, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($7.0 million and $5.4 million), amortization expense ($2.7 million in each period), site closure costs ($0.5 million in each period), and other ($1.1 million and $0.9 million).
(3)    Adjustments for the three months ended March 31, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($0.8 million in each period) and site closure costs (none and $0.7 million).
(4)    Acquisition costs for the three months ended March 31, 2026 primarily included acquisition costs associated with the announced agreement to acquire Kashiv BioSciences, LLC.

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$423,237	$—	$423,237	$414,708	$—	$414,708
Cost of goods sold (2)	232,444	(9,570)	222,874	242,633	(10,875)	231,758
Gross profit	190,793	9,570	200,363	172,075	10,875	182,950
Gross margin %	45.1%		47.3%	41.5%		44.1%

Selling, general and administrative (3)	41,318	(2,432)	38,886	33,715	(1,816)	31,899
Research and development (4)	33,286	(677)	32,609	30,980	(689)	30,291
Intellectual property legal development expenses	1,493	—	1,493	1,713	—	1,713
Charges related to legal matters, net	694	(694)	—	—	—	—
Other operating income	(6,941)	—	(6,941)	(5,122)	—	(5,122)
Operating income	$120,943	$13,373	$134,316	$110,789	$13,380	$124,169

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended March 31, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($1.0 million and $0.9 million), amortization expense ($8.6 million and $9.9 million), and asset impairment charges (none and $0.1 million).
(3)Adjustments for the three months ended March 31, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($1.9 million and $1.3 million) and site closure costs ($0.5 million in each period).
(4)Adjustments for the three months ended March 31, 2026 and 2025 were comprised of stock-based compensation expense.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$133,265	$—	$133,265	$108,297	$—	$108,297
Cost of goods sold (1)	43,020	(18,741)	24,279	53,083	(32,640)	20,443
Gross profit	90,245	18,741	108,986	55,214	32,640	87,854
Gross margin %	67.7%		81.8%	51.0%		81.1%

Selling, general and administrative (2)	34,691	(526)	34,165	30,978	(345)	30,633
Research and development (3)	5,097	(95)	5,002	9,060	(791)	8,269
Intellectual property legal development expenses	49	—	49	54	—	54
Restructuring and other charges	347	(347)	—	130	(130)	—
Operating income	$50,061	$19,709	$69,770	$14,992	$33,906	$48,898

(1)Adjustments for the three months ended March 31, 2026 and 2025 were comprised of amortization expense.
(2)Adjustments for the three months ended March 31, 2026 and 2025 were comprised of stock-based compensation expense.
(3)Adjustments for the three months ended March 31, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($0.1 million in each period) and site closure costs (none and $0.7 million).

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$166,017	$—	$166,017	$172,415	$—	$172,415
Cost of goods sold	126,942	—	126,942	143,813	—	143,813
Gross profit	39,075	—	39,075	28,602	—	28,602
Gross margin %	23.5%		23.5%	16.6%		16.6%

Selling, general and administrative (2)	16,680	(2,648)	14,032	15,694	(2,700)	12,994
Operating income	$22,395	$2,648	$25,043	$12,908	$2,700	$15,608

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended March 31, 2026 and 2025 were comprised of amortization expense.